Exhibit 21.1

Subsidiaries of the Registrant

As of December 31, 2007

Subsidiary	Jurisdiction
Asia Dekor Borden (Heyuan) Chemical Company Limited	China
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong
Borden Chemical Foundry, LLC	Delaware
Borden Chemical Holdings (Panama) S.A.	Panama
Borden Chemical International, Inc.	Delaware
Borden Chemical Investments, Inc.	Delaware
Borden Chemical UK Limited	UK
Borden International Holdings Limited	UK
Borden Luxembourg S.a r.l.	Luxembourg
Fengkai Hexion Speciatly Chemicals Co. Ltd.	China
Fujian Nanping Hexion Specialty Chemicals Co., Ltd.	China
HA-International, LLC	Delaware
Hattrick (Barbados) Finco SRL	Barbados
Hexion CI Holding Company (China) LLC	Delaware
Hexion Fengkai Holdings Limited	Hong Kong
Hexion Funing Holdings Limited	Hong Kong
Hexion IAR Holding (HK) Limited	Hong Kong
Hexion Nanping Holdings Limited	Hong Kong
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada
Hexion Quimica Argentina SA	Argentina
Hexion Quimica Industria e Comercio Ltda.	Brazil
Hexion Quimica S.A.	Panama
Hexion Shchekinoazot Holding B.V.	Netherlands
Hexion Specialty Chemicals Asua SL	Spain
Hexion Specialty Chemicals B.V.	Netherlands
Hexion Specialty Chemicals Barbastro S.A.	Spain
Hexion Specialty Chemicals Bangkok Limited	Thailand
Hexion Specialty Chemicals BVBA	Belgium
Hexion Specialty Chemicals Canada, Inc.	Canada
Hexion Specialty Chemicals Clayton Ltd	UK
Hexion Specialty Chemicals (Caojing) Limited	Hong Kong
Hexion Specialty Chemicals Finance BV	Netherlands
Hexion Specialty Chemicals Forest Products GmbH	Germany
Hexion Specialty Chemicals France SAS	France
Hexion Specialty Chemicals GmbH	Germany
Hexion Specialty Chemicals Holding Germany GmbH	Germany
Hexion Specialty Chemicals Holding B.V.	Netherlands
Hexion Specialty Chemicals Holdings (China) Limited	Hong Kong
Hexion Specialty Chemicals Iberica, S.A.	Spain
Hexion Specialty Chemicals Italia S.p.A.	Italy
Hexion Specialty Chemicals Korea Company Limited	Korea
Hexion Specialty Chemicals Leuna GmbH	Germany
Hexion Specialty Chemicals (Heyuan) Limited	Hong Kong
Hexion Specialty Chemicals Lda.	Portugal
Hexion Specialty Chemicals Maastricht BV	Netherlands
Hexion Specialty Chemicals (N.Z.) Limited	New Zealand
Hexion Specialty Chemicals Oy	Finland
Hexion Specialty Chemicals Pardubice S.r.o.	Czech Republic
Hexion Specialty Chemicals Pty Ltd	Australia
Hexion Specialty Chemicals Research Belgium SA	Belgium
Hexion Specialty Chemicals Rotterdam Ink B.V.	Netherlands
Hexion Specialty Chemicals S.A.	France
Hexion Specialty Chemicals S.r.l.	Italy
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand

Subsidiaries of the Registrant

As of December 31, 2007

Subsidiary	Jurisdiction
Hexion Specialty Chemicals Sdn. Bhd.	Malaysia
Hexion Specialty Chemicals SG. Petani SDN. BHD.	Malaysia
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore
Hexion Specialty Chemicals Somersby Pty Ltd.	Australia
Hexion Specialty Chemicals Stanlow Limited	UK
Hexion Specialty Chemicals Stuttgart GmbH	Germany
Hexion Specialty Chemicals Trading (Shanghai) Co., Ltd.	China
Hexion Specialty Chemicals UK Limited	UK
Hexion Specialty Chemicals Wesseling GmbH	Germany
Hexion Specialty Chemicals, a.s.	Czech Republic
Hexion Specialty UV Coatings (Shanghai) Limited	Hong Kong
Hexion UV Coatings (Shanghai) Co., Ltd.	China
Hexion U.S. Finance Corp.	Delaware
HSC Capital Corporation	Delaware
InfraTec Duisburg GmbH	Germany
International Pine Products SA	Argentina
Jiangsu Funing Eastman International Co. Ltd.	China
Lawter International, Inc.	Delaware
National Borden Chemical Germany GmbH.	Germany
New Nimbus GmbH & Co Kg	Germany
Oilfield Technology Group, Inc.	Delaware
Quimica Borden Argentina S.A.	Argentina
Resolution Italia S.R.L.	Italy
Resolution Research Nederland B.V.	Netherlands
Resolution Specialty Materials Rotterdam B.V.	Netherlands
RSM Europe B.V.	Netherlands
Servicios Factoria Barbastro, S.A.	Spain
Tianjin Hexion Specialty Chemicals Co., Ltd.	China